Exhibit 23.2






                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) dated July 12, 2002 and the related Prospectus pertaining to the LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan, as amended and restated as of April 24, 2002, of our report dated February 20, 2002, with respect to the consolidated financial statements and schedules of LandAmerica Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP


Richmond, Virginia
July 8, 2002